SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    BLACKROCK MUNICIPAL INCOME TRUST II

           (Exact Name of Registrant as Specified in its Charter)

          Delaware                                            38-3645602
   (State of Incorporation                                 (I.R.S. Employer
      or Organization)                                    Identification no.)

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    100 Bellevue Parkway,                                        19809
     Wilmington, Delaware                                     (Zip Code)
 (Address of Principal Executive Offices)         If this form relates to the registration of
If this form relates to the registration of       a class of securities pursuant to Section
a class of securities pursuant to Section         12(g) of the Exchange Act and is effective
12(b) of the Exchange Act and is effective        pursuant to General Instruction A.(d), please
pursuant to General Instruction A.(c), please     the check the following box. |_|
check following box. |X|



Securities Act registration statement file number to which this form relates: 333-91080

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                                    Name of Each Exchange on Which
   to be so Registered                                    Each Class is to be Registered
   --------------------                                   ------------------------------
   Common Shares of Beneficial Interest                   American Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                        None


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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorpo rated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-91080 and 811-21126) as filed electronically with the Securities and Exchange Commission (the "Commission") on June 24, 2002 (Accession No. 0000950136-02-001871) ("Registra tion Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on June 28, 2002 (Accession No. 0000950136-02-001933) which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


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                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BLACKROCK MUNICIPAL INCOME TRUST II


                                       By:        /s/Ralph L. Schlosstein
                                                 -----------------------------
                                       Name:     Ralph L. Schlosstein
                                       Title:    Trustee and President
                                                 (Principal Executive Officer)


Date: July  23, 2002




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